Exhibit 10.9

director restricted shares

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (“Agreement”) is made and entered into effective the ___ day of _________, 202_, between PHX Minerals Inc., a Delaware corporation (“Company”), and ___________ (“Grantee”).

WITNESSETH:

WHEREAS, the Company has adopted the Amended and Restated PHX Minerals Inc. 2021 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”);

WHEREAS, Grantee is a member of the board of directors (“Board”) of the Company; and

WHEREAS, the Company desires to grant to Grantee ______ restricted shares of Common Stock, $0.01666 par value (the “Common Stock”), of the Company in order to carry out the purpose of the Plan.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Grant of Restricted Stock; Plan.
(h)
Grant of Restricted Stock. Pursuant to Section 11(a) of the Plan, the Company hereby issues to Grantee ______ shares of Common Stock, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. These shares and any shares of Common Stock hereafter acquired by Grantee with respect to such shares whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means, are referred to herein as the “Shares”. The grant of the Shares is made in consideration of the services to be rendered by the Grantee to the Company. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.
(i)
Plan. The terms of this Agreement and the rights and responsibilities of the parties hereto shall be governed by the Plan. In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan shall control.
(j)
Effectiveness of this Agreement. This Agreement shall remain in full force and effect so long as the Grantee is a member of the Board and the Shares vest pursuant to the terms hereof.
2.
Restriction; Right as a Stockholder. Except as otherwise provided in this Agreement or the Plan, Grantee may not sell assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber, any unvested Shares, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Any attempt to sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber, any of the Shares or the rights relating thereto prior to the Shares becoming vested shall be null and void and without force or effect. Subject to the provisions and limitations hereof, Grantee may, during the term of this Agreement, exercise the rights and privileges of a stockholder of the Company with respect to the voting of the Shares. Any dividends declared on the Shares prior to Shares becoming vested shall be retained by the Company and paid to the Grantee, without interest, as soon as practicable following date such Shares vest (but in no event later than March 15th of the calendar year following the year in which the Shares vest).
3.
Vesting and Forfeiture.
(h)
Vesting. The restrictions set forth in Section 2 shall lapse, and the Shares shall vest, in full, on ________, 20__.
(i)
Forfeiture upon Ceasing to Serve as a Director. Subject to subsections (c) and (e) below, in the event that Grantee ceases to be a Director, for any reason or no reason, with or without cause, prior to the vesting of the Shares as provided in Section 3(a), all of the unvested Shares shall be automatically forfeited to the Company at the time Grantee ceases to be a Director without any payment or consideration by the Company, and the Company shall have no further obligations to Grantee under this Agreement.
(j)
Death, Disability or Retirement. In the event that Grantee dies or becomes totally disabled prior to the vesting of the Shares as provided in Section 3(a), Grantee shall acquire a vested interest in 100% of the Shares on the date of Grantee’s death or total disability. In the event that Grantee shall cease to be a Director as a result of his or her Retirement, the Shares shall vest pro rata, based on the number of whole months Grantee serves as a Director prior to his or her Retirement beginning as of ___________, 202_, divided by 12 months. Any Shares which are not vested upon Retirement in accordance with the preceding sentence, shall be automatically forfeited to the Company. For purposes of this Agreement, “Retirement” shall mean Grantee’s voluntary resignation from the Board on or after his or her attaining sixty (60) years of age.
(k)
Other Resignation or Termination. In the event that Grantee is involuntarily terminated from the Board, or voluntarily resigns from the Board other than on account of his or her Disability or Retirement, prior to the vesting of Shares, the Shares shall be automatically forfeited to the Company.
(l)
Change in Control of the Company. In the event of a Change in Control (as defined in Section 3(h) of the Plan), during the period this Agreement is in effect, Grantee shall acquire a vested interest in all of the Shares simultaneously with the consummation of the Change in Control.
4.
Issuance of Shares; Forfeiture of Unvested Shares. The Shares will be issued in book entry form only and will be designated as restricted shares on the stock records of the Company held by its stock transfer agent, Computershare Limited, Providence, Rhode Island (or such other stock transfer agent at the applicable time, the “Stock Transfer Agent”). Once the Shares have vested, the Company shall promptly notify the Stock Transfer Agent to remove all written restrictions on transfer of such Shares. The Company and Grantee agree to provide all documentation and instructions requested by the Stock Transfer Agent to accomplish the foregoing. In the event any unvested Shares do not vest and are forfeited to the Company as provided herein, such Shares shall be automatically canceled, and the Company shall provide notice to the Stock Transfer Agent of the cancellation of the forfeited Shares, along with any other documentation and information requested by the Stock Transfer Agent. From and after the time any Shares have been forfeited, Grantee shall cease to have, and may not exercise, any of the privileges or rights of a stockholder with respect to such Shares, including the right to receive any dividends.
5.
Securities Law Compliance. Grantee understands and acknowledges that the issuance and transfer of the Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Grantee understands that the Company is under no obligation to register the Shares with the United States Securities and Exchange Commission (the “SEC”), any state securities commission or any stock exchange to effect such compliance.
6.
Adjustments for Stock Splits, Stock Dividends, Etc. If any change is made to the outstanding Common Stock or the capital structure of the Company prior to the vesting of the Shares, if required, the Shares shall be adjusted or terminated in any manner as contemplated by Section 14 of the Plan.
7.
Section 83(b) Election. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between any consideration paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” means the Shares becoming vested pursuant to the terms and conditions of this Agreement. Further, with respect to officers, directors and 10% stockholders, “restriction” also means the six-month period after the purchase of the Shares during which sales of certain securities by Grantee would give rise to liability under Section 16(b) of the Securities Exchange Act of 1934 (the “Section 16(b) Period”).

Grantee understands that Grantee may elect to be taxed at the time the Shares are granted rather than when Shares vest or the Section 16(b) Period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service, in substantially the form attached hereto as Exhibit A, within thirty (30) days after the date of this Agreement. If the Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. Grantee further understands that failure to make this filing in a timely manner will result in the recognition of ordinary income by Grantee when the Shares vest, or after the expiration of the Section 16(b) Period (if applicable), on any difference between the purchase price and the fair market value of the Shares at the time such restrictions lapse. GRANTEE ACKNOWLEDGES AND AGREES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE.

8.
Payment of Taxes. At the time any of the Shares become vested and are no longer subject to forfeiture, Grantee understands it is his or her responsibility to arrange for and make payment of Federal income taxes, state income taxes or any other taxes owed as a result of purchases made under this Agreement.

9.
General Provisions.
(h)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(i)
Waiver; Amendment. No provision of this Agreement shall be waived or amended, either generally or in any particular instance, except in a writing signed by the Company and Grantee.
(j)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns. No transfer of any of the Shares shall be effective unless the transferee first agrees in writing to all of the terms hereof.
(k)
Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, delivery by a recognized overnight delivery service or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, return receipt requested, addressed to the other party hereto at the address shown on the signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9(d).
(l)
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.
(m)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.
(n)
Legends. In accordance with the Plan and this Agreement, a legend may be placed on any certificate(s) or other document(s) delivered to Grantee or reflected in the records of the Stock Transfer Agent, indicating restrictions on transferability of the Shares pursuant to this Agreement, the Plan or any other restrictions that the Compensation Committee may deem advisable under the rules, regulations and other requirements of the SEC, any applicable federal or state securities laws or any stock exchange on which the Shares are then listed or quoted.
(o)
Headings. The section headings contained in this Agreement are included for convenience of reference only and are not intended by the parties to be a part of or to affect the meaning or interpretation of this Agreement.
(p)
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(q)
Acceptance; Imposition of Other Requirements. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof and hereof, and accepts the Shares subject to all of the terms and conditions of the Plan and this Agreement. The Company reserves the right to impose other requirements on participation in the Plan, on this award and on any Shares received under the Plan, to the extent the Company determines it is necessary or advisable in order to facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

THE VESTING OF SHARES PURSUANT TO THIS AGREEMENT IS EARNED BY GRANTEE’S CONTINUED MEMBERSHIP WITH THE COMPANY’S BOARD OF DIRECTORS, AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, THE FORFEITURE OF ANY UNVESTED SHARES UPON TERMINATION OF BOARD MEMBERSHIP IS ABSOLUTE, WHETHER THE TERMINATION IS VOLUNTARY OR INVOLUNTARY, OR WITH OR WITHOUT CAUSE.

NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS GIVING THE GRANTEE ANY RIGHT TO BE RETAINED AS A DIRECTOR OF THE COMPANY DURING THE VESTING PERIOD HEREUNDER OR ANY OTHER PERIOD.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:	PHX MINERALS INC.
By:
GRANTEE:

PHX Minerals Inc.

Exhibit A

SAMPLE ELECTION PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

Internal Revenue Service

[IRS Service Center

where Form 1040 is filed]

Re: Section 83(b) Election

Dear Sir or Madam:

The following information is submitted pursuant to section 1.83-2 of the Treasury Regulations in connection with this election by the undersigned under section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

1. The name, address and taxpayer identification number of the taxpayer are:

Name:

Address:

Social Security Number:

2. The following is a description of each item of property with respect to which the election is made:

________________ restricted shares of common stock, $ 0.01666 par value per share (the “Shares”), of PHX Minerals Inc., a Delaware corporation (the “Company”), granted pursuant to the Amended and Restated PHX Minerals Inc. 2021 Long-Term Incentive Plan and a Restricted Stock Award Agreement, dated as of _________, 202_.

3. The property was transferred to the undersigned on:

Restricted stock grant date: ________________________

The taxable year for which the election is made is:

Calendar Year ___________

4. The nature of the restriction to which the property is subject:

The Shares may not be directly or indirectly sold, exchanged, transferred, pledged, assigned or otherwise disposed of, except with the consent of the Board of the Company. The Shares are subject to automatic forfeiture to the Company upon the occurrence of

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certain events. This forfeiture provision lapses with regard to a portion of the Shares based upon time and meeting certain conditions and performance goals.

5. The following is the fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) of the property with respect to which the election is made:

$__________________ (_____________ Shares at $__________ per share).

The property was transferred to the taxpayer pursuant to the grant of an award of restricted stock.

6. The following is the amount paid for the property:

No monetary consideration was provided in exchange for the Shares.

7. A copy of this election has been furnished to the Company for which the services were performed by the undersigned.

Please acknowledge receipt of this election by date or received-stamping the enclosed copy of this letter and returning it to the undersigned. A self-addressed stamped envelope is provided for your convenience.

Very truly yours,

Date:

[Grantee’s Name]

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